Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2013, included in the Information Statement/Prospectus of Century Properties Fund XIX, LP that is made part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-186965) and Prospectus of Apartment Investment and Management Company and AIMCO Properties, L.P.

/s/ Ernst & Young LLP

Greenville, South Carolina April 11, 2013